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                                                                  March 21, 2003



JPMorgan U.S. Equity Fund,
     522 Fifth Avenue,
          New York, New York 10036.

JPMorgan Core Equity Fund,
     522 Fifth Avenue,
          New York, New York 10036.

JPMorgan Focus Fund,
     522 Fifth Avenue,
          New York, New York 10036.

Ladies and Gentlemen:

          We have acted as counsel to JPMorgan U.S. Equity Fund, a series of J.P. Morgan Institutional Funds ("Successor Fund"), to JPMorgan Core Equity Fund, a series of Mutual Fund Investment Trust, and to JPMorgan Focus Fund, a series of Mutual Fund Group (JPMorgan Core Equity Fund together with JPMorgan Focus Fund, "Acquired Funds"), in connection with the transfer of all of the assets and liabilities of JPMorgan Core Equity Fund to Successor Fund in exchange for shares of Successor Fund, followed by the distribution by JPMorgan Core Equity Fund to its shareholders of the Successor Fund shares (together, the "Core Equity Reorganization"), and in connection with the transfer of all of the assets and liabilities of JPMorgan Focus Fund to Successor Fund in exchange for shares of Successor Fund, followed by the distribution by JPMorgan Focus Fund to its shareholders of the Successor Fund shares (together, the "Focus Reorganization"), pursuant to the Agreement and Plan of Reorganization, dated as of October 25, 2002, by and among J.P. Morgan Institutional Funds, on behalf of Successor Fund, Mutual Fund Investment Trust, on behalf of JPMorgan Core Equity Fund, and JPMorgan Chase Bank, and the Agreement and Plan of Reorganization, dated as of October 25, 2002, by and among J.P. Morgan Institutional Funds, on behalf of Successor Fund, Mutual Fund Group, on behalf of JPMorgan Focus Fund, and JPMorgan Chase Bank (the "Agreements"). We render this opinion to you in connection with the registration of the shares of Successor Fund to be issued in connection with the Core Equity Reorganization and the Focus Reorganization. All capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreements.

          For purposes of this opinion, we have reviewed the Agreements and such other documents and matters of law and fact as we have considered necessary or appropriate, and we have assumed, with your consent, the following:

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          (i) The Core Equity Reorganization and the Focus Reorganization will be completed in the manner set forth in the Agreements and the Combined Prospectus/Proxy Statement of Successor Fund and Acquired Funds (the "Prospectus/Proxy"), which is part of a Registration Statement on Form N-14 filed by J.P. Morgan Institutional Funds in connection with the Core Equity Reorganization and the Focus Reorganization (the "Registration Statement").

          (ii) The representations contained in the letters of representation from Successor Fund and Acquired Funds to us dated March 21, 2003, will be true and complete on the Exchange Date without regard to any qualifications with respect to knowledge, belief or intention that may be set forth therein or elsewhere.

          On the basis of the foregoing, and our consideration of such other matters of fact and law as we have deemed necessary or appropriate, it is our opinion, under presently applicable U.S. federal income tax law, that:

          (1) The Core Equity Reorganization will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and Successor Fund and JPMorgan Core Equity Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; and

          (2) The Focus Reorganization will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and Successor Fund and JPMorgan Focus Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; and

          (3) No gain or loss will be recognized by Acquired Funds shareholders on the conversion of shares of Acquired Funds into shares of Successor Fund.

          The tax consequences described above may not be applicable to Acquired Funds shareholders who are financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, persons that are otherwise required to use a mark-to-market method of accounting, persons who hold Acquired Funds shares as part of a "straddle," "hedge" or "conversion" transaction, or persons who acquired or acquire shares of Acquired Funds pursuant to the exercise of employee stock options or otherwise as compensation.

          This opinion is limited to the federal income tax laws of the United States and does not purport to discuss the consequences or effectiveness of the Core Equity Reorganization or the Focus Reorganization under any other laws.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Federal Income Tax Considerations" in the Prospectus/Proxy. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of

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the Securities Act of 1933, as amended, or the rules and regulations of the
Securities and Exchange Commission thereunder.

                                                    Very truly yours,

                                                    /s/ Sullivan & Cromwell LLP